      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1996
                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         TARGETED GENETICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         WASHINGTON                                      91-1549568
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                            1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                         TARGETED GENETICS CORPORATION
                        1992 RESTATED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               H. STEWART PARKER
                            CHIEF EXECUTIVE OFFICER
                         TARGETED GENETICS CORPORATION
                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101
                                 (206) 623-7612
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------
                                    COPY TO:

                                STEPHEN M. GRAHAM
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
     TO BE REGISTERED        REGISTERED      OFFERING PRICE PER    AGGREGATE OFFERING  REGISTRATION FEE
                                                  SHARE(1)              PRICE(1)
- --------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE
      $.01 PER SHARE        600,000(2)        $5.44              $3,264,000           $1,126
- --------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $5.44 based on the average of the high and low sale price for the Common Stock in the over-the-counter market on May 9, 1996, as reported by the Nasdaq National Market.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1992 Restated Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

               (b) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on April 20, 1996;

               (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

               (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed under Section 12 of the Exchange Act and as declared effective May 20, 1994, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporations Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally received a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's Restated Articles of
Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. Under these Indemnification Agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

No indemnity pursuant to the Indemnification Agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale by the executive officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act and amendments thereto, or for damages that have been paid directly to the executive officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

ITEM 8.  EXHIBITS


     Exhibit
      Number                             Description
- --------------------------------------------------------------------------------
       4.1          1992 Restated Stock Option Plan

       5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1          Consent of Ernst & Young LLP, Independent Auditors
                    (see Page II-5)

      23.2 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see Signature Page)


ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 16th day of May, 1996.

                   TARGETED GENETICS CORPORATION



                   By  /s/ H. Stewart Parker
                     -----------------------------------------------------------
                       H. Stewart Parker, President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes and appoints H. Stewart Parker and James A. Johnson, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 16th day of May, 1996 in the capacities indicated.

          SIGNATURE                                 TITLE

    /s/ H. Stewart Parker      President and Chief Executive Officer (Principal
- ----------------------------   Executive Officer)
      H. Stewart Parker

    /s/ James A. Johnson       Vice President, Finance, Chief Financial Officer,
- ----------------------------   Treasurer and Secretary  (Principal Financial and
      James A. Johnson         Accounting Officer)

    /s/ Stephen A. Duzan       Director
- ----------------------------
      Stephen A. Duzan

     /s/ James D. Grant        Director
- ----------------------------
       James D. Grant

    /s/ Donald E. O'Neill      Director
- ----------------------------
      Donald E. O'Neill

   /s/ Jeremy Curnock Cook     Director
- ----------------------------
     Jeremy Curnock Cook

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Targeted Genetics Corporation 1992 Restated Stock Option Plan of our report dated February 9, 1996, with respect to the financial statements of Targeted Genetics Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP


Seattle, Washington
May 15, 1996

                                INDEX TO EXHIBITS

Exhibit
 Number                       Description

  4.1     1992 Restated Stock Option Plan

  5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

 23.1     Consent of Ernst & Young LLP, Independent Auditors (see Page II-5)

 23.2     Consent of Perkins Coie (included in Exhibit 5.1)

 24.1     Power of Attorney (see Signature Page)